UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Kalera Public Limited Company
(Exact name of registrant as specified in its charter)

Republic of Ireland	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Earlsfort Terrace Dublin 2, D02 T380, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title for each class to be so registered	Name of each exchange on which each class is to be registered

Ordinary Shares, with nominal value of US$0.0001 each	Nasdaq

Warrants, each whole warrant exercisable to purchase one Ordinary Share at an exercise price of $11.50 per share	Nasdaq
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-264422
Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1. Description of Registrant’s Securities to be Registered.
The securities to be registered hereby are ordinary shares with a nominal value of US$0.0001 each (the “Ordinary Shares”), warrants, each entitling the holder thereof to purchase one ordinary share at an exercise price of $11.50 per share (the “Warrants”), and Ordinary Shares issuable upon exercise of Warrants, of Kalera Public Limited Company (the “Company”).
The description of the Ordinary Shares and Warrants registered hereunder is set forth under the heading “Description of Pubco Securities” in the definitive proxy statement / prospectus, dated as of May 16, 2022, filed with the Securities and Exchange Commission on May 17, 2022 and forming a part of the Company’s registration statement on Form S-4 (File No. 333-264422) to which this form 8A relates, and is incorporated herein by reference.
Item 2. Exhibits.
In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: June 28, 2022

Kalera Public Limited Company

By:	/s/	Fernando Cornejo
	Name:	Fernando Cornejo
	Title:	Director
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